                                  SCHEDULE 14A

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO.          )

     Filed by the Registrant  [X]
     Filed by a Party other than the Registrant  [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                           STUART ENTERTAINMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     1) Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
--------------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     3) Filing Party:
--------------------------------------------------------------------------------
     4) Date Filed:
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

[STUART LOGO]

                           STUART ENTERTAINMENT, INC.

Dear Stockholder:

     On behalf of the Board of Directors, I cordially invite you to attend the 1998 Annual Meeting of Stockholders of Stuart Entertainment, Inc. (the "Company") to be held at 10:00 a.m. local time on May 20, 1998 at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois.

     At the Annual Meeting you are being asked (i) to elect directors and (ii) to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent auditors for the year ending December 31, 1998.

     You are urged to vote your proxy even if you currently plan to attend the Annual Meeting. Please remember to sign and date the proxy card; otherwise, it is invalid. Returning your proxy will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                     Sincerely,

                                     /s/ ALBERT F. BARBER

                                     Albert F. Barber, Chairman of the Board and
                                     Chief Executive Officer

April 17, 1998

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998

                             ---------------------

TO THE STOCKHOLDERS OF STUART ENTERTAINMENT, INC.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders (the "Meeting") of Stuart Entertainment, Inc. (the "Company") will be held at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois on May 20, 1998 at 10:00 a.m. local time, for the following purposes:

          1. To elect directors.

          2. To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998.

          3. To transact such other business as may properly come before the Meeting and at any and all adjournments, postponements or continuations thereof.

     Only stockholders of record at the close of business on April 3, 1998 are entitled to notice of and to vote at the Meeting or any adjournments, postponements or continuations thereof.

     You are cordially invited and urged to attend the Meeting. All stockholders, whether or not they expect to attend the Meeting in person, are requested to complete, date and sign the enclosed form of proxy and return it promptly in the postage paid, return-addressed envelope provided for that purpose. By returning your proxy promptly you can help the Company avoid the expense of follow-up mailings to ensure a quorum so that the Meeting can be held. Stockholders who attend the Meeting may revoke a prior proxy and vote their proxy in person as set forth in the Proxy Statement.

     THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSED ITEMS. YOUR VOTE IS IMPORTANT.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL A. SCHALK

                                            Michael A. Schalk, Secretary

Council Bluffs, Iowa
Dated: April 17, 1998

                           STUART ENTERTAINMENT, INC.
                              3211 NEBRASKA AVENUE
                           COUNCIL BLUFFS, IOWA 51501
                                 (712) 323-1488

                             ---------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 20, 1998
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Stuart Entertainment, Inc. (the "Company"), for use at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois, on May 20, 1998 at 10:00 a.m. local time, and at any and all postponements, continuations or adjournments thereof (collectively the "Meeting"). This Proxy Statement, the accompanying form of proxy (the "Proxy") and the Notice of Annual Meeting will be first mailed or given to the Company's stockholders on or about April 20, 1998.

     All shares of the Company's common stock, $.01 par value per share (the "Shares"), represented by properly executed and valid Proxies received in time for the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise as provided therein, unless such Proxies have previously been revoked. Unless instructions to the contrary are marked, or if no instructions are specified, Shares represented by the Proxies will be voted for the proposals set forth on the Proxy, and in the discretion of the persons named as proxies, on such other matters as may properly come before the Meeting. Any Proxy may be revoked at any time prior to the exercise thereof by submitting another Proxy bearing a later date or by giving written notice of revocation to the Company at the address indicated above or by voting in person at the Meeting. Any notice of revocation sent to the Company must include the stockholder's name and must be received prior to the Meeting to be effective.

                                     VOTING

     Only holders of record of Shares at the close of business on April 3, 1998 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. On the Record Date there were 6,933,689 Shares outstanding, each of which will be entitled to one vote on each matter properly submitted for vote to the Company's stockholders at the Meeting. The presence, in person or by proxy, of holders of a majority of Shares entitled to vote at the Meeting constitutes a quorum for the transaction of business at the Meeting.

     The directors and officers (and their affiliates) of the Company held voting power, as of the Record Date, with respect to an aggregate of 3,247,451 Shares (approximately 47% of the outstanding Shares).

     The election of each director nominee requires the affirmative vote of a plurality of the Shares cast in the election of directors. The affirmative vote of a majority of the outstanding Shares cast at the Meeting is required to approve all other proposals being submitted to the stockholders for their approval.

     Votes cast by proxy will be tabulated by an automated system administered by the Company's transfer agent. Votes cast by proxy or in person at the Meeting will be counted by the persons appointed by the Company to act as election inspectors for the Meeting. Abstentions, broker non-votes and Shares to which authority to vote on any proposal is withheld, are each included in the determination of the number of Shares present and voting at the Meeting for purposes of obtaining a quorum. Each will be tabulated separately. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

                                  PROPOSAL I:

                             ELECTION OF DIRECTORS

GENERAL

     The Board has nominated Messrs. Sangwoo Ahn, Albert F. Barber, Perry J. Lewis, Ronald G. Rudy, Richard D. Spizzirri, Ira Starr and Timothy R. Stuart for election as directors, to serve until the 1999 Annual Meeting of Stockholders and until their successors are elected and qualified. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each nominee is currently a member of the Board and has consented to serve as a director if elected, and it is intended that the Shares represented by properly executed Proxies will be voted for the election of the director nominees except where authority to so vote is withheld. The Board has no reason to believe that any of the director nominees will be unable to serve as directors or become unavailable for any reason. If, at the time of the Meeting, any of the director nominees shall become unavailable for any reason, the persons entitled to vote the Proxy will vote, as such persons shall determine, for such substituted nominee or nominees, if any, in his discretion.

     Information is set forth below regarding the director nominees, including the name and age of each director nominee, his principal occupation and business experience during the past five years and the commencement of his term as a director of the Company.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO ELECT MESSRS. SANGWOO AHN, ALBERT F. BARBER, PERRY J. LEWIS, RONALD G. RUDY, RICHARD
D. SPIZZIRRI, IRA STARR AND TIMOTHY R. STUART TO THE BOARD.

DIRECTORS

     The following table sets forth the name and age of each nominee for re-election, his principal occupation and business experience during the past five years, and the year of commencement of his term as a director of the Company.

                                    PRINCIPAL OCCUPATION OR EMPLOYMENT DURING            DIRECTOR
NAME AND AGE                         THE PAST FIVE YEARS; OTHER DIRECTORSHIPS             SINCE
------------                        -----------------------------------------            --------
Sangwoo Ahn..............  General partner of MLGAL Partners, L.P. since 1987 and a        1994
     (59)                  managing director of Morgan Lewis Githens & Ahn, Inc., an
                           investment banking firm, since 1982. Mr. Ahn also serves as a director of ITI Technologies, Inc., PAR Technology Corp.,
                           Kaneb Services, Inc., Kaneb PipeLine Partners, L.P., Gradall
                           Industries, Inc. and Quaker Fabric Corporation.
Albert F. Barber.........  Chairman of the Board since March 1998; Vice Chairman of the    1994
     (52)                  Board and Chief Executive Officer since December 1994;
                           Consultant to the Company from June 1994 to December 1994;
                           Consultant to CNBC, an NBC cable affiliate, from October
                           1993 to October 1994 and President from 1990 to October
                           1993; Executive Vice President and Chief Financial Officer
                           of NBC from 1987 to 1990.
Perry J. Lewis...........  General partner of MLGAL Partners, L.P. since 1987 and a        1994
     (60)                  managing director of Morgan Lewis Githens & Ahn, Inc., an
                           investment banking firm, since 1982. Mr. Lewis also serves as a director of ITI Technologies, Inc., Gradall Industries,
                           Inc., Aon Corporation and Chancellor Media Corporation.
Ronald G. Rudy...........  Consultant to the Company since November 1997. Executive        1996
     (49)                  Vice President from November 1996 to November 1997;
                           President of Trade Products, Inc. from 1980 to November
                           1996.
Richard D. Spizzirri.....  Senior Counsel to the law firm of Davis Polk & Wardwell         1996
     (64)                  since 1995. Partner in Davis Polk & Wardwell from 1967
                           through 1995. Mr. Spizzirri is a member of the American Bar
                           Association and the Bar Association of the City of New York.
                           Mr. Spizzirri also serves as a director of Centocor, Inc.
                           and Sugen, Inc.

                                    PRINCIPAL OCCUPATION OR EMPLOYMENT DURING            DIRECTOR
NAME AND AGE                         THE PAST FIVE YEARS; OTHER DIRECTORSHIPS             SINCE
------------                        -----------------------------------------            --------
Ira Starr................  Managing Director of Long Point Capital, Inc. since January     1994
     (38)                  1998; vice president of Morgan Lewis Githens & Ahn, Inc., an investment banking firm, from 1988 to 1993 and a managing
                           director from 1994 to December 1997.
Timothy R. Stuart........  President since July 1992 and Chief Operating Officer since     1994
     (44)                  December 1994; Executive Vice President from October 1991 to
                           July 1992; and Vice President Operations from March 1989 to
                           October 1991.

     At each annual meeting of stockholders, the successors to the directors whose terms then expire are elected to hold office for a term expiring at the next succeeding annual meeting. Each director holds office until his successor is elected and qualified.

     Messrs. Ahn, Lewis, Spizzirri and Starr were selected as directors pursuant to the terms of a Securityholders' Agreement (the "Securityholders' Agreement") dated as of October 3, 1994 by and among the Company, Bingo Holdings, Inc. and Leonard A. Stuart. The Securityholders' Agreement was amended in connection with the Acquisition and currently provides that the Board will be comprised of up to ten members, four of whom an affiliate of Morgan Lewis Githens & Ahn, Inc. (the "MLGA Affiliate") may, but shall not be required to, designate for nomination. The MLGA Affiliate has designated as its nominees Messrs. Ahn, Lewis, Spizzirri and Starr. The Securityholders' Agreement also imposes certain transfer restrictions on the parties to the Securityholders' Agreement and their affiliated transferees and provides such parties and transferees with demand and incidental registration rights with respect to the Shares. Mr. Rudy was appointed to the Board in connection with the Company's acquisition (the "Acquisition") of Trade Products, Inc. in November 1996.

BOARD MEETINGS

     During 1997 the Board met four (4) times including the annual meeting of directors following the 1997 Annual Meeting of Stockholders. During a director's tenure, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 1997; and (ii) the total number of meetings held by all Committees of the Board on which he served during 1997.

COMMITTEES OF THE BOARD

     AUDIT COMMITTEE. The Board has an Audit Committee and during 1997 its members were Messrs. Ahn, Lewis, Starr and Stanley M. Taube (Mr. Taube is not standing for re-election to the Board). The Audit Committee's duties include the following: (i) making recommendations to the Board as to the selection of the firm of independent auditors; (ii) reviewing the results of the annual audit of the Company with the independent auditors and appropriate management representatives; (iii) reviewing with the independent auditors such major accounting policies of the Company as are deemed appropriate for review by the Audit Committee; and (iv) reporting to the Board at each meeting of the Board following a meeting of the Audit Committee concerning the Audit Committee's activities. The Audit Committee met one (1) time in 1997 with each director serving on the Audit Committee in attendance.

     COMPENSATION COMMITTEE. The Board has a Compensation Committee and during 1997 its members were Messrs. Ahn, Lewis, Spizzirri and Starr. The Compensation Committee performs the following duties: (i) considering and making recommendations to the Board and the officers of the Company with respect to \the overall compensation policies of the Company; (ii) approving the compensation payable to all officers of the Company; (iii) reviewing proposed compensation of executives as provided in the Company's executive compensation plan; (iv) advising management on all other executive compensation matters as requested; and (v) reporting to the Board as and when appropriate with respect to all of the foregoing. The Compensation Committee met two (2) times in 1997.

     STOCK OPTION COMMITTEE. The Board has a Stock Option Committee and during 1997 its members were Messrs. Ahn, Lewis, Spizzirri and Starr. The Stock Option Committee administers and interprets the Company's various stock option plans and has authority to determine which persons shall be granted options under the stock option plans and the terms and conditions of the stock option grants. The Stock Option Committee met one (1) time in 1997 with each director serving on the Stock Option Committee in attendance.

COMPENSATION OF DIRECTORS

     The Company does not currently pay any directors fees; however, all directors are reimbursed travel expenses relating to the attendance of each meeting.

EXECUTIVE OFFICERS

     Information is set forth below regarding the executive officers of the Company, including their age, principal occupation during the last five years and the date each first became an executive officer of the Company.

                                                                                          EXECUTIVE OFFICER
NAME AND AGE                                     PRESENT EXECUTIVE OFFICE                OF REGISTRANT SINCE
------------                                     ------------------------                -------------------
Albert F. Barber..................  Chairman of the Board since March 1998 and Chief            1994
     (52)                           Executive Officer since December 1994; Consultant
                                    to the Company from June 1994 to December 1994;
                                    Consultant to CNBC, an NBC cable affiliate, from
                                    October 1993 to October 1994; President of CNBC
                                    from 1990 to 1993; Executive Vice President and
                                    Chief Financial Officer of NBC from 1987 to 1990.
Timothy R. Stuart.................  President since July 1992 and Chief Operating               1989
     (44)                           Officer since December 1994; Executive Vice
                                    President from October 1991 to July 1992; and Vice
                                    President Operations from March 1989 to October
                                    1991.
Clement F. Chantiam...............  Executive Vice President since November 1992 and            1989
     (38)                           Vice President -- Manufacturing from March 1989 to
                                    November 1992.
Roy L. Lister.....................  Executive Vice President since December 1994 and            1994
     (40)                           Vice President Operations from 1991 to 1992. Mr.
                                    Lister has been an Executive Vice President of
                                    Bazaar since 1992.
Gary L. Loebig....................  Senior Vice President -- Market and Product                 1991
     (50)                           Development since January 1995; Vice
                                    President -- Marketing and Regulatory Compliance
                                    from October 1991 to January 1995; and Director of
                                    Marketing and Regulatory Compliance from January
                                    1990 to October 1991.
Paul C. Tunink....................  Vice President -- Finance, Treasurer and Chief              1995
     (39)                           Financial Officer since April 1995; Divisional Vice
                                    President -- Finance of Younkers, Inc. from May
                                    1992 to April 1995 and Director of Corporate
                                    Accounting of Commtron Corporation from prior to
                                    1991 to April 1992.

     Officers serve at the discretion of the Board and are elected at the first meeting of the Board after each annual meeting of stockholders.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation paid by the Company to (i) the Chief Executive Officer ("CEO") and (ii) the Company's other four most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 for the last fiscal year (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                            LONG TERM COMPENSATION
                                                                         -----------------------------
                                                ANNUAL COMPENSATION       SECURITIES       ALL OTHER
                                                ---------------------     UNDERLYING      COMPENSATION
NAME AND PRINCIPAL POSITIONS            YEAR    SALARY($)    BONUS($)    OPTIONS(#)(1)       ($)(2)
----------------------------            -----   ---------    --------    -------------    ------------
Albert F. Barber,...................    1997     350,000     115,000        250,000           7,251(3)
  Chairman of the Board and             1996     330,298      50,000        100,000           5,472(3)
  Chief Executive Officer               1995     300,000          --             --           5,472(3)
Timothy R. Stuart,..................    1997     185,000      35,000         92,000           4,248
  President and Chief                   1996     172,862      20,000         27,000           3,865
  Operating Officer                     1995     170,000          --        250,000           3,379
Clement F. Chantiam,................    1997     150,000      20,000         68,500           3,408
  Executive Vice President              1996     132,236      15,000         13,500           2,950
                                        1995     130,000          --         80,000           2,595
Roy L. Lister,......................    1997     150,000      20,000         53,500           3,042
  Executive Vice President              1996     132,500       8,000         13,500           2,500
                                        1995     130,000          --         80,000           1,858
Ronald G. Rudy(4)...................    1997     183,140          --         50,000           2,375
                                        1996      16,667          --        250,000             225
                                        1995          --          --
Paul C. Tunink,(5)..................    1997     120,000      10,000         22,800           2,680
  Vice President -- Finance,            1996     111,852      10,000          7,800           2,400
     Treasurer
  and Chief Financial Officer           1995      89,000          --         15,000           3,928(6)

---------------

(1) On December 1, 1997, the Company instituted a cancellation/regrant program. See "Report of the Board on Executive Compensation -- Repricing of Stock Options."

(2) The stated amounts are Company contributions to a defined contribution pension plan available to all Company employees, except as otherwise noted.

(3) Represents amounts paid for Mr. Barber by the Company for term life insurance premiums.

(4) Mr. Rudy was an Executive Vice President of the Company from November 1996 to November 1997.

(5) Mr. Tunink has been Vice President -- Finance, Treasurer and Chief Financial Officer of the Company since April 1995.

(6) Represents amounts paid by the Company for Mr. Tunink's moving expenses.

     The foregoing compensation table does not include certain fringe benefits made available on a nondiscriminatory basis to all Company employees such as group health insurance, dental insurance, long-term disability insurance, vacation and sick leave. In addition, the Company makes available certain non-monetary benefits to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer listed in the above table, which cannot be precisely ascertained but which is less than 10% of the cash compensation paid to each such executive officer, is not included in such table.

OPTION GRANTS TABLE

     The following table provides information relating to the grant of stock options to the CEO and the Named Executive Officers during the year ended December 31, 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                          -----------------------------------------------------         POTENTIAL
                                                         PERCENT                                   REALIZABLE VALUE AT
                                          NUMBER OF      OF TOTAL                                    ASSUMED ANNUAL
                                          SECURITIES     OPTIONS                                     RATES OF STOCK
                                          UNDERLYING    GRANTED TO                                 PRICE APPRECIATION
                                           OPTIONS      EMPLOYEES      EXERCISE                    FOR OPTION TERM(2)
                                           GRANTED      IN FISCAL       OR BASE      EXPIRATION    -------------------
NAME                                        (#)(1)         YEAR       PRICE($/SH)       DATE       5% ($)     10% ($)
----                                      ----------    ----------    -----------    ----------    -------    --------
Albert F. Barber........................   100,000        10.4%          $3.00         7/26/04     28,707     148,434
                                            50,000         5.2%          $3.00        12/13/04     17,410      82,332
                                           100,000        10.4%          $3.00        12/09/06     68,943     261,674
Timothy R. Stuart.......................    15,000         1.6%          $3.00        12/01/03      2,750      18,156
                                            50,000         5.2%          $3.00        11/17/05     18,194      84,463
                                            27,000         2.8%          $3.00        12/09/06     18,615      70,616
Clement F. Chantiam.....................    15,000         1.6%          $3.00        12/01/03      2,750      18,156
                                            40,000         4.1%          $3.00         1/17/05     14,555      67,570
                                            13,500         1.4%          $3.00        12/09/06      9,307      35,326
Roy L. Lister...........................    40,000         4.1%          $3.00         1/17/05     14,555      67,570
                                            13,500         1.4%          $3.00        12/09/06      9,307      35,326
Ronald G. Rudy..........................    50,000         5.2%          $3.00        12/09/06     34,472     130,837
Paul C. Tunink..........................    15,000         1.6%          $3.00         4/19/05      6,092      27,103
                                             7,800         0.8%          $3.00        12/09/96      5,378      20,411

---------------

(1) On December 1, 1997, the Company instituted a cancellation/regrant program. See "Report of the Board on Executive Compensation -- Repricing of Stock Options."

(2) Potential realizable value is based on the assumption that the stock price of the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year option term. The numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

AGGREGATED OPTION EXERCISE AND FISCAL YEAR-END OPTION TABLE

     The following table provides information relating to the exercise of stock options during the year ended December 31, 1997 by the CEO and each of the Named Executive Officers and the 1997 fiscal year end value of unexercised options.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND F-Y END OPTION VALUES

                                                                                            VALUE OF
                                                                                           UNEXERCISED
                                                                          NUMBER OF       IN-THE-MONEY
                                                                         UNEXERCISED       OPTIONS AT
                                                                        OPTIONS FY-END       FY-END
                                                                            (#)(1)           ($)(1)
                                            SHARES                      --------------    -------------
                                          ACQUIRED ON       VALUE        EXERCISABLE/     EXERCISABLE/
NAME                                      EXERCISE(#)    REALIZED($)    UNEXERCISABLE     UNEXERCISABLE
----                                      -----------    -----------    --------------    -------------
Albert F. Barber........................      --             --            250,000/--(2)      --/--
Timothy R. Stuart.......................      --             --             92,000/--(3)      --/--
Clement F. Chantiam.....................      --             --          64,000/4,500(4)      --/--
Roy L. Lister...........................      --             --          49,000/4,500(5)      --/--
Ronald G. Rudy..........................      --             --             50,000/--(6)      --/--
Paul C. Tunink..........................      --             --          20,200/2,600         --/--

---------------

(1) The closing sale price of the Common Stock on December 31, 1997 ($1.6875) was used to calculate option value.

(2) Effective December 1, 1997, Mr. Barber surrendered for cancellation options to purchase 200,000 shares of Common Stock at an exercise price of $10 per share and 250,000 shares at an exercise price of $15 per share, which had been granted to him by the Company.

(3) Effective December 1, 1997, Mr. Stuart surrendered for cancellation options to purchase 100,000 shares of Common Stock at an exercise price of $10 per share and 100,000 shares of Common Stock at an exercise price of $15 per share, which had been granted to him by the Company.

(4) Effective December 1, 1997, Mr. Chantiam surrendered for cancellation options to purchase 40,000 shares of Common Stock at an exercise price of $10 per share, which had been granted to him by the Company.

(5) Effective December 1, 1997, Mr. Lister surrendered for cancellation options to purchase 40,000 shares of Common Stock at an exercise price of $10 per share, which had been granted to him by the Company.

(6) Effective December 1, 1997, Mr. Rudy surrendered for cancellation options to purchase 100,000 shares of Common Stock at an exercise price of $10 per share and 100,000 shares of Common Stock at an exercise price of $15 per share, which had been granted to him by the Company.

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement, dated June 1, 1994, with Albert F. Barber, the Chief Executive Officer and Vice Chairman of the Board (the "Barber Agreement"). The Barber Agreement was amended on December 17, 1996, to extend its term to December 31, 1998. The Barber Agreement is automatically extended indefinitely until either the Company or Mr. Barber terminates the Barber Agreement, at which time the Barber Agreement will terminate six months after such notice.

     For 1996, Mr. Barber received an annual base salary (the "Base Salary") of $330,000 which was increased to $350,000 for 1997. The Base Salary will be increased to $375,000 for 1998. In addition, Mr. Barber is eligible to receive a cash bonus (the "Bonus") for services rendered during each calendar year covered by the Barber Agreement pursuant to the following terms. Mr. Barber will be paid a bonus equal to 50% of the Base Salary when the Company's earnings before interest and income taxes ("EBIT") exceed the EBIT targeted amount (the "Targeted Amount"), as approved by the Board of Directors each year, and an additional increase of 10% of Base Salary to the extent EBIT equals or exceeds 105% of the Targeted Amount and an additional 2% to 4% of the Base Salary when EBIT exceeds 105% of the Targeted Amount by a specific percentage.

     The Company may terminate Mr. Barber's employment at any time for cause, and in such event, all of Mr. Barber's rights to compensation would cease upon his termination. If the termination is without cause, or as a result of a disability or death, the Company will pay Mr. Barber, in addition to amounts accrued in respective periods prior to the termination, his Base Salary for the greater of the period through December 31, 1996 or one year from the date of termination (or, in the case of death, the proceeds of a life insurance policy to be obtained by the Company on Mr. Barber's behalf), and the Bonus, prorated to the time of termination, in a lump sum to be payable at the time the Bonus for such calendar year would normally be paid. In the event Mr. Barber terminates his employment within 90 days of a change of control of the Company, Mr. Barber will continue to receive his Base Salary for two years from the date of such termination and the applicable Bonus prorated and paid as described above.

     On November 13, 1996, the Company entered into an employment agreement with Mr. Rudy (the "Rudy Agreement"), which had a term of three years and provided for base salary of $200,000, $210,000 and $220,000, respectively. Mr. Rudy was eligible for a performance based bonus of $50,000 and was issued shares under the 1994 Performance Stock Option Plan. In November 1997, the Company and Mr. Rudy entered into a Consulting Agreement and Termination of Employment Agreement ("Consulting and Termination Agreement"). Pursuant to this agreement, Mr. Rudy was paid $334,000 in consideration for the termination of the Rudy Agreement. In addition, Mr. Rudy agreed to serve as a consultant to the Company through November 1999 for a fee of $2,500 per month and shall be reimbursed for reasonable expenses incurred in the performance of his duties. The Consulting and Termination Agreement may be terminated by the Company at any time for cause at any time and all Mr. Rudy's right to compensation shall cease. If the Company terminates Mr. Rudy other than for cause the Company is obligated the pay Mr. Rudy his compensation through the end of the term.

     The Company has entered into an agreement (the "Severance Agreement") with Mr. Tunink which provides that in the event of termination without cause, Mr. Tunink is entitled to receive a lump sum amount equal to one year's base salary. In the event of termination by the Company within one year after a change in control without cause or without good reason, the Company is obligated to pay Mr. Tunink a lump sum equal to one year's base salary plus 50% of his target bonus for the year in which the change in control takes place.

     The Company has a severance policy which, in general, provides that its officers, as designated by the Chief Executive Officer, are entitled to receive payments equal to one year's base salary in the event of termination without cause.

COMPENSATION PURSUANT TO PLANS

     STOCK OPTION PLANS. The Company has three stock option plans under which currently outstanding options have been granted: the 1985 Non-qualified Stock Option Plan, the 1992 Non-qualified Stock Option

Plan and the 1994 Performance Stock Option Plan. All future options will be granted under the 1994 Performance Stock Option Plan. Options to purchase 804,650 Shares were granted to directors and officers under the 1994 Performance Stock Option Plan in 1997.

     EMPLOYEE STOCK PURCHASE PLAN. The Company maintains an employee stock purchase plan (the "ESPP") which provides eligible employees the opportunity to purchase shares of the Company's common stock through authorized payroll deductions at 85% of the average market price on the last day of each quarter. All employees who have completed six months of employment of 20 hours per week or greater are eligible to participate in the ESPP. The ESPP qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The total number of shares available for purchase under the ESPP is 298,774.

     EMPLOYEE BENEFIT PLANS. The Company maintains a defined contribution pension plan covering substantially all of its employees, including all executive officers (the "US Plan"). Eligible employees may contribute up to 15% of their salaries, not to exceed a government established maximum. Company contributions are the sum of the Company's match of the first 2% of the employee's elective contribution and a discretionary contribution of up to 2% of the salaries of all employees eligible under the plan. Company contributions vest over a five-year period. During 1997 the Company's contribution to the US Plan was $174,432. During 1997, the employees of Trade Products were covered under Trade Products defined contribution plan (the "Trade Plan") which matches 25% of the eligible employee's first 10% of the employee's elective contribution. During 1997, the Company's contributions to the Trade Plan were $63,179. Effective January 1, 1998, all U.S. employees are covered under the US Plan and the Company matches 50% of the eligible employee's first 6% of the employee's elective contribution.

     The Company maintains a voluntary defined contribution plan covering substantially all of its employees in Canada (the "Canadian Plan"). Eligible employees may contribute up to 2 1/2% of their wages eligible under the Canadian plan and the Company will match the contribution up to 2 1/2%. Eligible employees may contribute additional amounts in excess of the 2 1/2%, but they are not matched by the Company. During 1997, the Company's contribution to the Canadian Plan was U.S. $139,650.

                 REPORT OF THE BOARD ON EXECUTIVE COMPENSATION

     During 1997, the Board was responsible for establishing compensation policy and administering the compensation programs of the Company's executive officers. The Board reviewed executive compensation policies, design of compensation programs, and individual salaries and awards for the executive officers based on performance criteria.

     Pursuant to the rules regarding disclosure of Company policies concerning executive compensation, this report is submitted by the Board for the year ended December 31, 1997 and addresses the Company's compensation policies as they affected the CEO and the Company's other executive officers, including the Named Executive Officers.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Company applies a consistent philosophy to compensation for all employees, including executive officers. This philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individuals working toward common objectives.

     The goals of the executive compensation program are to align compensation with business objectives and performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's compensation program for executive officers is based on the same principles applicable to compensation elements: cash and equity. The process used by the Board in determining executive officer compensation levels for each of these components takes into account both qualitative and quantitative factors. Among the factors considered by the Board are the recommendations of the CEO with respect to the compensation of the Company's other key executive officers. However, the Board makes the final compensation decisions concerning such officers. The CEO is compensated pursuant to the Barber Agreement. See "EXECUTIVE COMPENSATION -- Employment Agreements."

     The Board does not believe that Internal Revenue Code Section 162(m), which denies a deduction for compensation payments in excess of $1,000,000 to the CEO or a Named Executive Officer, is likely to be applicable to the Company in the near future but will reconsider the implication of Section 162(m) if and when it appears that the section may become applicable.

COMPENSATION ELEMENTS

     For the year ended December 31, 1997 the Company's executive compensation program included a base salary and grants of stock options.

     Base Salary. Salaries for executive officers are determined by evaluating subjectively the responsibilities of the position held and the experience and performance of the individual and comparing base salaries for comparable positions at peer group entities. Subject to an executive officer's individual performance, the Board sets salaries at or about the median as reflected by such information. The Board believes that such salaries were competitive within a range that the Board believes to be reasonable and necessary to accomplish the Company's compensation objectives.

     In determining the base salaries for 1997, peer group data was reviewed with the CEO for each executive position. In addition, the responsibility of each position was reviewed, together with the executive officer's individual performance for the prior year and objectives for the current year. In addition, the Company's performance was compared to objectives for the prior year and performance targets for the current year. Based on these criteria, the CEO recommended to the Board a percentage range increase to the base salary for the current year for each executive level position.

     Stock Options. The long-term incentive component of the CEO's and the executive officers' compensation is stock options. The Company believes that providing executive officers with opportunities to acquire significant equity positions in the Company and thus, the opportunity to share in its growth and prosperity through the grant of stock options will enable the Company to attract and retain qualified and experienced executive officers. Stock options represent a valuable portion of the compensation program for the Company's executive officers. The exercise price of stock options is the fair market value of the Shares on the date of the grant based on the closing bid price of the Shares on the date of grant, and will only provide a benefit if the value of the Shares increases. Grants of stock options to executive officers are made by the Board upon the recommendation of the CEO and are based upon a percentage of each executive officer's annualized salary, an evaluation of the executive officer's past and expected future performance, the number of outstanding and previously granted options, and discussions with the executive officer.

REPRICING OF STOCK OPTIONS

     On December 1, 1997, the Board implemented a cancellation/regrant program for all options issued by the Company, except for options with an exercise price of $10.00 or greater. Pursuant to the program options were surrendered for cancellation and a replacement option was granted for the same number of unexercised shares at an exercise price of $3.00. The market price of the Common Stock on such date was $2.375 per share. The Board determined that because of the decline in the market price of the Common Stock, the options were not achieving the goal of providing an incentive to the optionees. In addition, certain officers of the Company surrendered for cancellation a total of 930,000 options with exercise prices ranging from $10.00-$15.00.

                           TEN-YEAR OPTION REPRICINGS

                                                 NUMBER OF                                                LENGTH OF ORIGINAL
                                                SECURITIES    MARKET PRICE                                   OPTION TERM
                                                UNDERLYING    OF STOCK AT    EXERCISE PRICE                  REMAINING AT
                                                  OPTIONS       TIME OF        AT TIME OF        NEW           DATE OF
                                                REPRICED OR   REPRICING OR    REPRICING OR    EXERCISE       REPRICING OR
               NAME                    DATE     AMENDED (#)    AMENDMENT       AMENDMENT      PRICE ($)       AMENDMENT
               ----                  --------   -----------   ------------   --------------   ---------   ------------------
Albert F. Barber...................  12/31/96     100,000        $ 4.50          $20.00         $5.25     8 years
                                     12/01/97     100,000         2.375            5.00          3.00     6 years, 240 days
                                     12/01/97      50,000         2.375            5.00          3.00     7 years, 15 days
                                     12/01/97     100,000         2.375            5.25          3.00     9 years, 11 days
Timothy R. Stuart..................  12/01/97       7,500         2.375            5.00          3.00     6 years, 1 day
                                     12/01/97       7,500         2.375            6.25          3.00     6 years, 1 day
                                     12/01/97      50,000         2.375            5.00          3.00     7 years, 50 days
                                     12/01/97      27,000         2.375            5.25          3.00     9 years, 11 days
Clement F. Chantiam................  12/01/97       7,500         2.375            5.00          3.00     6 years, 1 day
                                     12/01/97       7,500         2.375            6.25          3.00     6 years, 1 day
                                     12/01/97      40,000         2.375            5.00          3.00     7 years, 50 days
                                     12/01/97      13,500         2.375            5.25          3.00     9 years, 11 days
Roy L. Lister......................  12/01/97      40,000         2.375            5.00          3.00     7 years, 50 days
                                     12/01/97      13,500         2.375            5.25          3.00     9 years, 11 days
Ronald G. Rudy.....................  12/01/97      50,000         2.375            5.25          3.00     9 years, 11 days
Paul C. Tunink.....................  12/01/97      15,000         2.375            5.00          3.00     7 years, 142 days
                                     12/01/97       7,800         2.375            5.25          3.00     9 years, 11 days

                                            BOARD OF DIRECTORS

                                            Sangwoo Ahn
                                            Albert F. Barber
                                            Perry J. Lewis
                                            Ronald G. Rudy
                                            Richard Spizzirri
                                            Ira Starr
                                            Timothy R. Stuart

                               PERFORMANCE GRAPH

     The graph and table below compare the total stockholder returns (assuming reinvestment of dividends) of the Shares, the Nasdaq Stock Market and a group of peer companies engaged in the manufacture of gaming products. The graph assumes $100 invested on December 31, 1992 in the Shares and each of the indices. The stock price performance data shown on the graph below are not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                  AMONG STUART ENTERTAINMENT, INC., THE NASDAQ
                        STOCK MARKET AND A GROUP OF PEER
                      COMPANIES ENGAGED IN THE MANUFACTURE
                              OF GAMING PRODUCTS.

               MEASUREMENT PERIOD                     COMPANY
             (FISCAL YEAR COVERED)                     INDEX          MARKET INDEX       PEER INDEX
             ---------------------                    -------         ------------       ----------
                   12/31/92                           100.00          100.00               100.00
                   12/31/93                            69.7           114.8                109.2
                   12/30/94                            54.5           112.2                 66.2
                   12/29/95                            87.9           158.7                 63.1
                   12/31/96                            54.5           195.2                 90.3
                   12/31/97                            20.5           239.5                104.6

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDED IN THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE PRECEDING REPORT OF THE COMPENSATION COMMITTEE AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

                                  PROPOSAL II:

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     The Board, upon recommendation of the Audit Committee, has selected Deloitte & Touche LLP to serve as independent auditors of the Company for the year ending December 31, 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     Although it is not required to do so, the Board is submitting its selection of the Company's independent auditors for ratification by the stockholders at the Meeting in order to ascertain the views of stockholders regarding such selection. Whether the proposal is approved or defeated the Board may reconsider its selection.

     THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" PROPOSAL II.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of outstanding Shares as of April 3, 1998, by (i) each person who is known by the Company to own beneficially five percent or more of the outstanding Shares, (ii) the Company's directors standing for re-election, CEO, and other Named Executive Officers, and (iii) all directors and executive officers as a group.

                                                              SHARES BENEFICIALLY
                                                                    OWNED(1)
                                                              --------------------
                                                                          PERCENT
NAME                                                           NUMBER     OF CLASS
----                                                          ---------   --------
Leonard A. Stuart...........................................  1,241,087     19.3%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501
MLGA Fund II, L.P...........................................  3,690,053     48.2%
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
Wynnefield Partners SmallCap Value, L.P.....................    464,500      6.7%
  One Penn Plaza -- Suite 4720
  New York, New York 10019
Sangwoo Ahn(2)(3)...........................................  3,790,379     50.0%
Ira Starr...................................................      8,679     *
Perry Lewis(2)..............................................  3,805,659     49.7%
  c/o MLGA Fund II, L.P.
  Two Greenwich Plaza
  Greenwich, Connecticut 06830
Albert F. Barber............................................    250,000      2.8%
  c/o Stuart Entertainment, Inc.
  3211 Nebraska Avenue
  Council Bluffs, Iowa 51501
Timothy R. Stuart...........................................    115,000      1.6%
Clement F. Chantiam.........................................     64,000     *
Roy Lister..................................................     49,000     *
Ronald R. Rudy..............................................     50,000     *
Richard D. Spizzirri........................................     30,000     *
Paul C. Tunink..............................................     20,200     *
All executive officers and directors as a group (11
  persons)..................................................  4,576,026    55.26%

---------------

 *  Less than one percent.

(1) Shares are considered beneficially owned, for purposes of this table, only if held by the person indicated, or if such person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, to direct the voting of and/or to dispose of or to direct the disposition of, such security, or if the person has the right to acquire beneficial ownership within 60 days, unless otherwise indicated. The foregoing share amounts include the following number of shares which may be acquired pursuant to stock options or warrants exercisable within 60 days of April 3, 1998: Mr. Barber, 250,000 shares, Mr. Leonard A. Stuart, 100,000 shares; Mr. Timothy R. Stuart, 92,000 shares; Mr. Chantiam, 64,000 shares; Mr. Lister 49,000 shares; Mr. Lewis, 732,259 shares; Mr. Ahn, 744,226 shares; MLGA Fund II, L.P., 732,259 shares, Mr. Rudy, 50,000 shares; and all executive officers and directors as a group, 590,400 shares.

(2) Includes 2,957,794 shares owned by MLGA Fund II, L.P. and 732,259 shares owned by MLGA Fund II, L.P. pursuant to a currently exercisable warrant. The Stockholders of Bingo Holdings, Inc., are MLGA

    Fund II, L.P. and MLGAL Partners, L.P. The general partner of MLGA Fund II, L.P. is MLGAL Partners, L.P. Messrs. Lewis and Ahn are general partners of MLGAL Partners, L.P. and may be deemed to beneficially own these shares. Messrs. Lewis and Ahn disclaim any beneficial interest in all shares owed by MLGA Fund II, L.P. The business address of Messrs. Lewis and Ahn is c/o MLGA Fund II, L.P., Two Greenwich Plaza, Greenwich, Connecticut 06830.

(3) Includes 15,000 shares owned by Mr. Ahn's children and 10,000 shares owned by a family limited partnership. Mr. Ahn disclaims any beneficial interest in all shares owned by his children and the family limited partnership.

REPORTS UNDER SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the NASDAQ and to furnish the Company with copies.

     Based solely on its review of the copies of the Section 16(a) forms received by it, or written representations from certain reporting persons, the Company believes that, during the last fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with except that Mr. Ahn inadvertently reported one transaction late on a Form 4.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

LEASE AGREEMENT

     In connection with the acquisition of Trade Products, Inc. in November 1996, the Company entered into a Lease Agreement with Partnership Leasing, L.L.C., a Washington limited liability company, of which Ronald G. Rudy, a director of the Company, is a member. The term of the lease is for ten years with one ten-year option and covers two buildings in Lynnwood, Washington with a total of 165,000 square feet. The rent is $924,000 per year.

MANAGEMENT CONSULTING AGREEMENT

     Effective February 1, 1996, the Company entered into a Management Consulting Agreement (the "Management Consulting Agreement") with Len Stuart & Associates, Ltd., a Cayman Islands corporation (the "Consultant"). The original term of the Management Consulting Agreement was through December 12, 1999. Under the terms of the Management Consulting Agreement, the Consultant was entitled to receive an annual base fee of $200,000. During the term of the Management Consulting Agreement, the Consultant was also be entitled to receive reimbursement from the Company of all reasonable expenses incurred by it in maintaining its offices including reasonable rent, phone, heating, air conditioning, electric and stationery expenses and salary for an administrative assistant of the Consultant's choice on a basis consistent with past and present practices. In December 1997, the parties entered into an agreement to terminate the Management Consulting Agreement (the "Termination Agreement"). Pursuant to the Termination Agreement, the Company paid Mr. Stuart $55,101 upon execution and is also required to pay Mr. Stuart $300,000, with interest, in eight consecutive monthly payments commencing January 13, 1998. In addition, the Consultant has agreed to act as an advisor to the Company until December 1999 for an annual retainer of $30,000 and reasonable expenses incurred in connection with its duties. Leonard A. Stuart is President of Len Stuart & Associates, Ltd. and was Chairman of the Board of the Company until August, 1997.

BAZAAR MANAGEMENT GROUP

     Bingo Press & Specialty Limited ("Bazaar") is a party to a consulting agreement (the "BMG Agreement") dated July 1, 1995 with Bazaar Management Group, Inc. ("BMG"), of which Leonard A.

Stuart, is the sole stockholder. Under the BMG Agreement, BMG provides consulting services to Bazaar with respect to Bazaar's business (the "Division) of placing pulltab tickets in convenience stores, retail locations and bingo halls in Ontario, Canada. The net monthly income of the Division is payable as follows: (a) 50% is applied to reduce outstanding bank loans of the Division,
(b) 50% of the remaining net income is retained by Bazaar, and (c) 50% of the remaining net income is paid to BMG. During 1997, Bazaar paid BMG $159,000. Bazaar believes that the terms of the BMG Agreement are comparable to those which would have been obtained from unaffiliated third parties.

KEN STUART CONSULTING AGREEMENT

     In January 1995, the Company entered into a consulting agreement with Ken Stuart, the brother of Timothy R. Stuart, President and a director of the Company. Under the agreement, Ken Stuart provided consulting and advisory services with respect to the manufacture, marketing, sale and distribution of ink dabbers and was paid the greater of (a) $189,000 or (b) 6.5% of the gross profit of sales of ink dabbers by the Company and its subsidiaries, up to a maximum of $250,000 per year. The consulting agreement further provided that if the Company exceeded its EBIT target, as set by the Board, the maximum of $250,000 would be increased by the same percentage that the Company exceeded the EBIT target. In 1997, Ken Stuart was paid approximately $189,000 under the agreement. The Company terminated the agreement on October 31, 1997 and in consideration paid $236,250 to Ken Stuart.

                            SOLICITATION OF PROXIES

     This solicitation is being made by mail on behalf of the Board, but may also be made without additional remuneration by officers or employees of the Company by telephone, telegraph, facsimile transmission or personal interview. The expense of the preparation, printing and mailing of this Proxy Statement and the enclosed form of Proxy and Notice of Annual Meeting, and any additional material relating to the Meeting which may be furnished to stockholders by the Board subsequent to the furnishing of this Proxy Statement, has been or will be borne by the Company. The Company will reimburse banks and brokers who hold Shares in their name or custody, or in the name of nominees for others, for their out-of-pocket expenses incurred in forwarding copies of the proxy materials to those persons for whom they hold such Shares. To obtain the necessary representation of stockholders at the Meeting, supplementary solicitations may be made by mail, telephone or interview by officers of the Company or selected securities dealers. It is anticipated that the cost of such supplementary solicitations, if any, will not be material.

                                 ANNUAL REPORT

     The Annual Report of the Company for the 1997 fiscal year will be mailed to stockholders along with this Proxy Statement. THE COMPANY WILL, UPON WRITTEN REQUEST AND WITHOUT CHARGE, PROVIDE TO ANY PERSON SOLICITED HEREUNDER A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. Requests should be addressed to the Corporate Secretary of the Company at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501.

                                 OTHER MATTERS

     The Company is not aware of any business to be presented for consideration at the Meeting, other than that specified in the Notice of Annual Meeting. If any other matters are properly presented at the Meeting, it is the intention of the persons named in the enclosed Proxy to vote in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

     Any stockholder who intends to submit a proposal at the 1998 Annual Meeting of Stockholders and who wishes to have the proposal considered for inclusion in the proxy statement and form of proxy for that meeting must, in addition to complying with the applicable laws and regulations governing submission of such proposals, deliver the proposal to the Company for consideration no later than December 1, 1998. Such proposals should be sent to the Corporate Secretary of the Company at 3211 Nebraska Avenue, Council Bluffs, Iowa 51501.

                      NOTICE TO BANKS, BROKER-DEALERS AND
                       VOTING TRUSTEES AND THEIR NOMINEES

     Please advise the Company whether other persons are the beneficial owners of the Shares for which proxies are being solicited from you, and, if so, the number of copies of this Proxy Statement and other soliciting materials you wish to receive in order to supply copies to the beneficial owners of the Shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. STOCKHOLDERS, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING IN PERSON, ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE. BY RETURNING YOUR PROXY PROMPTLY YOU CAN HELP THE COMPANY AVOID THE EXPENSE OF FOLLOW-UP MAILINGS TO ENSURE A QUORUM SO THAT THE MEETING CAN BE HELD. STOCKHOLDERS WHO ATTEND THE MEETING MAY REVOKE A PRIOR PROXY AND VOTE THEIR PROXY IN PERSON AS SET FORTH IN THIS PROXY STATEMENT.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL A. SCHALK

                                            Michael A. Schalk, Secretary

Council Bluffs, Iowa
April 17, 1998

PROXY

                           STUART ENTERTAINMENT, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                           STUART ENTERTAINMENT, INC.


         The undersigned stockholder of Stuart Entertainment, Inc., a Delaware corporation (the "Company") hereby appoints Paul C. Tunink and Michael A. Schalk, and each of them, proxies, with full power of substitution for and on behalf of the undersigned to vote, as designated below, according to the number of shares of the Company's $.01 par value common stock held of record by the undersigned on April 3, 1998, as fully as the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Regency O'Hare, 9300 West Bryn Mawr Avenue, Rosemont, Illinois on May 20, 1998 at 10:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF PROPERLY EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY AND FOR EACH OTHER PROPOSAL.



1.       Proposal to elect the following nominees to the Board of Directors:

                  NOMINEES:         Sangwoo Ahn, Albert F. Barber,
                                    Perry J. Lewis, Ronald G. Rudy,
                                    Richard Spizzirri, Ira Starr and
                                    Timothy R. Stuart

                  FOR               WITHHOLD AUTHORITY
                    [ ]                     [ ]

         [ ]
            -------------------------------------------
             For all nominees except as noted above.


2. Proposal to ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1998.

                           FOR   [ ]        AGAINST    [ ]       ABSTAIN   [ ]

3. In the discretion of such proxy holders, upon such other business as may properly come before the Meeting and at any and all postponements, continuations or adjournments thereof.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders dated April 17, 1998 and the Proxy Statement furnished therewith.

         Please sign exactly as your name appears herein. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate.

                                       Dated                     , 1998
                                             --------------------




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                                       Authorized Signature


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Please mark boxes /X/ in ink. Sign, date and return this Proxy Card promptly using the enclosed envelope.